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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TOWER GROUP, INC.

                  Tower Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  First: The name of the corporation is Tower Group, Inc. (hereinafter the "Corporation"), originally incorporated as First Tower of New York Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 19, 1996. The original Certificate of Incorporation was amended on November 22, 1996 by filing a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware providing for the change of the corporate name from First Tower of New York Corporation to Tower Group, Inc. and increasing the authorized number of shares from 750,000 to 10,000,000. A Certificate of Designation was filed on January 14, 1997 with the Secretary of State of the State of Delaware providing for the preferences and rights of a series of Preferred Stock of the Corporation. The Certificate of Incorporation was further amended on April 8, 2003 and June 23, 2003 by filing Certificates of Amendment of the Certificate of Incorporation.

                  Second: The provisions of the Certificate of Incorporation, as amended, are hereby amended and restated and integrated into the single instrument which is hereinafter set forth, and which is hereinafter entitled Amended and Restated Certificate of Incorporation.

                  Third: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

                  Fourth: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation's Certificate of Incorporation as follows:

                                   ARTICLE I

                                      Name

                  The name of the Corporation shall be Tower Group, Inc.

                                   ARTICLE II

                       Registered Office; Registered Agent

                  The registered agent and registered office of the Corporation is Corporation Trust Company, 1209 Orange Street, Wilmington, Newcastle County, Delaware.


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                                  ARTICLE III

                                Corporate Powers

                  The purposes of the Corporation are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                               Authorized Capital

         Section 4.1 Classes Of Stock. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 42,000,000 consisting of: (a) 40,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (b) 2,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

                  (b) Immediately upon the effectiveness of this Amended and Restated Certificate by Incorporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior thereto ("Old Common Stock"), shall automatically, without further action or the part of the Corporation or any holder of such Old Common Stock, be reclassified as and shall become 1 new validly issued, fully paid and non-assessable shares of the Corporation's Common Stock. The reclassification of the Old Common Stock into Common Stock will be deemed to occur at the Effective Time.

         Section 4.2 Preferred Stock. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                                   ARTICLE V

                               Board of Directors

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than five directors nor more than thirteen directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall


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terminate on the date of the 2005 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2006 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2007 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2005, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

                                   ARTICLE VI

                              Removal of Directors

                  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by (i) the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VI as one class or (ii) the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies.

                                  ARTICLE VII

                                 Written Ballot

                  Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless and to the extent that the By-Laws of the Corporation shall otherwise provide.



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                                  ARTICLE VIII

                      No Stockholder Action Without Meeting

                  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of Delaware.

                                   ARTICLE IX

                         Special Meeting of Stockholders

                  Special meetings of the stockholders of the Corporation for any purposes may be called at any time by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors of the Corporation if there were no vacancies. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE X

                                    Officers

                  The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                   ARTICLE XI

                Indemnification; Limitation Of Director Liability

                  The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.



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                                  ARTICLE XII

                              Amendment of By-Laws

                  Except to the extent that the By-Laws or this Amended and Restated Certificate of Incorporation otherwise provides, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XIII

         Amendment of Amended and Restated Certificate of Incorporation

                  Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Amended and Restated Certificate of Incorporation or as part of the Corporation's By-Laws inconsistent with the purpose and intent of Articles V (Board of Directors), VI (Removal of Directors), VIII (No Stockholder Action Without Meeting), IX (Special Meeting of Stockholders), XI (Indemnification; Limitation of Director Liability), XII (Amendment of By-Laws) and this Article XIII (Amendment of Amended and Restated Certificate of Incorporation).



                  IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this 22nd day of June, 2004.



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                                                 TOWER GROUP, INC.



                                                 By: /s/ Steven G. Fauth
                                                     -----------------------
                                                     Name: Steven G. Fauth
                                                     Title: Secretary